Exhibit 99

NEWS
Company Contact: Anthony Christon
Chief Financial Officer
Jaclyn, Inc.
(201) 909-6000

JACLYN REPORTS THIRD QUARTER FINANCIAL RESULTS

FOR IMMEDIATE RELEASE

Maywood, NJ, May 15, 2008...............................Jaclyn, Inc. (AMEX:JLN) today reported financial results for the third quarter ended March 31, 2008.

Net sales for the three-month period ended March 31, 2008 were $31,187,000 compared to $34,705,000 a year earlier. The Company reported a third quarter net loss of $457,000, or $.19 per diluted share, compared to a net loss in the fiscal 2007 third quarter of $1,487,000, or $.60 per diluted share, which includes a pretax pension plan settlement charge of $3,089,000 ($1,970,000 after tax, or $.78 per diluted share).

Net sales for the nine-month period ended March 31, 2008 were $108,833,000 compared to $122,913,000 for the same period last year. Net earnings for the nine-month period ended March 31, 2008 were $444,000, or $.18 per diluted share, compared to net earnings of $692,000, or $.27 per diluted share, which includes a pretax pension plan settlement charge of $3,089,000 in the same period last year ($1,970,000 after tax, or $.78 per diluted share).

Commenting on the financial results, Allan Ginsburg, Chairman of the Board, stated “we experienced decreases in net sales for the quarter and year-to-date periods, in particular, in our children’s apparel and handbag divisions. However, a portion of these decreases is the result of the timing of certain orders for our children’s apparel division, which we expect to ship in the fourth quarter of fiscal 2008. We believe our fiscal 2008 net sales will be slightly below our fiscal 2007 net sales level. Earnings results were adversely affected by lower net sales, as well as lower gross profit margins, mostly in our apparel divisions, due to rising product costs in Asia.”

Mr. Ginsburg continued, “Like others in our industry, we continue to face a difficult retail sales environment, a weakening dollar, and price increases from certain manufacturers of our goods. However, our financial condition remains strong, and we will continue to actively promote our product offerings and manage our supply chain in an ongoing effort to maintain and enhance our market position.”

Note: This press release may contain forward-looking statements that are being made pursuant to the Private Securities Litigation Reform Act of 1995, which provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information so long as those statements are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statement. Our forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results, performance or achievements to differ materially from those described or implied in the forward-looking statements, including, but not limited to, general economic and business conditions; competition in the accessories and apparel markets, potential changes in customer spending; acceptance of our product offerings and designs; the variability of consumer spending resulting from changes in domestic economic activity; any significant variations between actual amounts and the amounts estimated for those matters identified as our critical accounting estimates, as well as other significant accounting estimates made in the preparation of our financial statements; and the impact of hostilities in the Middle East and in other geographic areas, as well as other geopolitical concerns. Accordingly, actual results may differ materially from such forward-looking statements. You are urged to consider all such factors, as well as those included in our Annual Report on Form 10-K for the year ended June 30, 2007. The Company assumes no obligation for updating any such forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.

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Jaclyn, Inc. is a designer, manufacturer and marketer of apparel, women’s sleepwear, infants’ and children’s apparel, handbags, premium incentives and related accessories. Website: jaclyninc.com

JACLYN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Third Quarter Ended March 31,			Nine Months Ended March 31,
	2008	2007		2008	2007
Net Sales	$31,187,000	$34,705,000		$108,833,000	$122,913,000

(Loss) Earnings before income taxes	$(634,000)	$(2,025,000	)(1)	$859,000	$1,583,000	(1)

Net (Loss) Earnings	$(457,000)	$(1,487,000)		$444,000	$692,000

Net (Loss) Earnings per Common Share – Basic	$(.19)	$(.60)		$.18	$.28

Net (Loss) Earnings per Common Share – Diluted	$(.19)	$(.60)		$.18	$.27

Weighted Average Number of Shares Outstanding – Diluted	2,469,000	2,491,000		2,521,000	2,541,000

(1) Includes a pretax pension plan settlement charge totaling $3,089,000 ($1,970,000, or $.78 after tax) for the three and nine-month periods ended March 31, 2007.